UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2015

Rush Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20797 (Commission File Number)	74-1733016 (IRS Employer Identification No.)

555 IH-35 South, Suite 500 New Braunfels, Texas (Address of principal executive offices)		78130 (Zip Code)

Registrant’s telephone number, including area code: (830) 626-5200

Not Applicable
______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2015, Gerald R. Szczepanski notified Rush Enterprises, Inc. (the “Company”) of his retirement from the Company’s Board of Directors (the “Board”), effective immediately. Mr. Szczepanski expressed no disagreement with the Company over any of its operations, policies or practices. The Company would like to thank Mr. Szczepanski for his many years of distinguished service as a Board member.

Item 8.01      Other Events.

On January 29, 2015, the Company issued a press release announcing that the Board approved a new stock repurchase program authorizing the Company to repurchase up to an aggregate of $40 million of its shares of Class A common stock, $.01 par value per share, and/or Class B common stock, $.01 par value per share. The new stock repurchase program replaces the previous $40 million stock repurchase program that was set to expire on February 3, 2015.

A copy of the press release announcing the new stock repurchase program is attached to this report as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.     Description

99.1	Rush Enterprises, Inc. press release dated January 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.

By:	/s/ Derrek Weaver
Derrek Weaver
Senior Vice President, General Counsel and Corporate Secretary

Dated: January 29, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Rush Enterprises, Inc. press release dated January 29, 2015.